Exhibit 99.1
ABERCROMBIE & FITCH REPORTS
MARCH SALES RESULTS
New Albany, Ohio, April 8, 2010: Abercrombie & Fitch (NYSE: ANF) today reported net sales of $275.4 million for the five-week period ended April 3, 2010, a 19% increase from net sales of $231.3 million for the five-week period ended April 4, 2009. March comparable store sales increased 5%. Total Company direct-to-consumer net merchandise sales increased 45% to $27.9 million. Total Company international net sales, including direct-to-consumer net sales, increased 112% to $45.8 million.
Year-to-date, the Company reported a net sales increase of 18% to $473.4 million from $402.6 million last year. Comparable store sales increased 5% for the year-to-date period. Year-to-date, total Company direct-to-consumer net merchandise sales increased 38% to $45.6 million. Year-to-date, total Company international net sales, including direct-to-consumer net sales, increased 107% to $79.1 million.
Additional information regarding sales for fiscal March can be found in a pre-recorded message accessible by dialing (800) 395-0662, or, internationally, by dialing (402) 220-1262.
March 2010 Highlights
•	Total Company net sales, including direct-to-consumer net sales, increased 19%

•	Total Company domestic net sales, including direct-to-consumer net sales, increased 10%

•	Total Company international net sales, including direct-to-consumer net sales, increased 112%

•	Total Company comparable store sales increased 5%

•	Total Company direct-to-consumer net merchandise sales increased 45%

•	Abercrombie & Fitch comparable store sales increased 10%

•	abercrombie kids comparable store sales increased 12%

•	Hollister Co. comparable store sales decreased 1%
Other Developments
The Company will release its April sales results on Thursday, May 6, 2010 and first quarter earnings on Tuesday, May 18, 2010.
At month end, the Company operated a total of 1,098 stores. The Company operated 341 Abercrombie & Fitch stores, 204 abercrombie kids stores, 508 Hollister Co. stores and 16 Gilly Hicks stores in the United States. The Company also operated six Abercrombie & Fitch stores, four abercrombie kids stores and 19 Hollister Co. stores internationally. The Company also operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and www.gillyhicks.com.

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For further information, call:	Eric Cerny
Manager, Investor Relations
(614) 283-6385
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “ FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2010 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: current general and financial economic conditions; changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; availability and market prices of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire, train and retain associates; estimates of expenses which the Company may incur in connection with the closure of the Ruehl stores and related direct-to-consumer operations; and the outcome of pending litigation or other adversarial proceedings. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
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